Exhibit 99.1
Universal Reports Second Quarter 2024 Results

•Diluted GAAP earnings per common share (EPS) of $1.21; diluted adjusted* EPS of $1.18
•Annualized return on average common equity (“ROCE”) of 37.4%, annualized adjusted* return on average common equity of 30.5%
•Direct premiums written of $578.3 million, up 5.7% from the prior year quarter
•Book value per share of $13.79, up 24.0% year-over-year; adjusted book value per share of $16.44, up 14.9% year-over-year
•Total capital returned to shareholders of $10.1 million, including $5.3 million of share repurchases and a $0.16 per share regular dividend
*Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., July 25, 2024 – Universal Insurance Holdings (NYSE: UVE) (“Universal” or the “Company”) reported second quarter 2024 results.

“In the quarter, we delivered a solid 30.5% annualized adjusted return on common equity and 35.6% adjusted diluted EPS growth year-over-year,” said Stephen J. Donaghy, Chief Executive Officer. “Results were driven by strong underwriting performance and we continue to see encouraging claims and litigation trends. Florida policies in force increased sequentially for the second quarter in a row and overall policies-in-force increased year-over-year for the first time since 2021. As we mentioned previously, we completed the placement of our 2024-2025 reinsurance renewal for our insurance entities. We’re very pleased with the outcome of the program and the support we received from our longstanding reinsurance partners and from new partners as well. Importantly, despite having substantially more demand for private market reinsurance following the expirations of the Reinsurance to Assist Policyholders (RAP) layer and our catastrophe bond, the overall cost of our program was only up modestly.”

Quarterly Financial Results

Summary Financial Results

($thousands, except per share data)	Three Months Ended June 30,				Six Months Ended June 30,
	2024	2023	Change		2024	2023	Change
GAAP comparison
Total revenues	$380,214	$339,570	12.0%		$748,173	$656,078	14.0%
Operating income	$49,528	$39,168	26.5%		$98,634	$73,595	34.0%
Operating income margin	13.0%	11.5%	1.5	pts	13.2%	11.2%	2.0	pts

Net income available to common stockholders	$35,414	$28,564	24.0%		$69,068	$52,734	31.0%
Diluted earnings per common share	$1.21	$0.93	30.1%		$2.35	$1.72	36.6%

Annualized ROCE	37.4%	34.8%	2.6	pts	37.6%	33.9%	3.7	pts
Book value per share, end of period	$13.79	$11.12	24.0%		$13.79	$11.12	24.0%

Non-GAAP comparison[1]
Core revenue	$379,170	$336,957	12.5%		$744,100	$653,296	13.9%
Adjusted operating income	$48,484	$36,555	32.6%		$94,561	$70,813	33.5%
Adjusted operating income margin	12.8%	10.8%	2.0	pts	12.7%	10.8%	1.9	pts

Adjusted net income available to common stockholders	$34,627	$26,594	30.2%		$65,997	$50,636	30.3%
Adjusted diluted earnings per common share	$1.18	$0.87	35.6%		$2.25	$1.65	36.4%

Annualized adjusted ROCE	30.5%	25.3%	5.2	pts	30.0%	24.7%	5.3	pts
Adjusted book value per share, end of period	$16.44	$14.31	14.9%		$16.44	$14.31	14.9%

Underwriting Summary
Premiums:
Premiums in force	$1,999,705	$1,879,053	6.4%		$1,999,705	$1,879,053	6.4%
Policies in force	833,433	809,685	2.9%		833,433	809,685	2.9%

Direct premiums written	$578,267	$547,126	5.7%		$1,024,446	$957,228	7.0%
Direct premiums earned	$490,649	$463,324	5.9%		$972,721	$918,692	5.9%
Ceded premiums earned	$(145,691)	$(160,050)	(9.0)%		$(293,738)	$(333,194)	(11.8)%
Ceded premium ratio	29.7%	34.5%	(4.8)	pts	30.2%	36.3%	(6.1)	pts
Net premiums earned	$344,958	$303,274	13.7%		$678,983	$585,498	16.0%

Net ratios:
Loss ratio	70.6%	73.8%	(3.2)	pts	71.2%	73.4%	(2.2)	pts
Expense ratio	25.3%	25.3%	—	pts	24.5%	26.1%	(1.6)	pts
Combined ratio	95.9%	99.1%	(3.2)	pts	95.7%	99.5%	(3.8)	pts
[1] Reconciliation of GAAP to non-GAAP financial measures are provided in the attached tables. Adjusted net income available to common stockholders, adjusted diluted earnings per common share and core revenue exclude net realized gains (losses) on investments and net change in unrealized gains (losses) on investments. Adjusted operating income excludes the items above and interest and amortization of debt issuance costs. Adjusted book value per share excludes accumulated other comprehensive income, net of taxes. Adjusted ROCE is calculated by dividing annualized adjusted net income available to common stockholders by average adjusted book value per share, with the denominator further excluding current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments.

Net Income and Adjusted Net Income
Net income available to common stockholders was $35.4 million, up from $28.6 million in the prior year quarter, and adjusted net income available to common stockholders was $34.6 million, up from $26.6 million in the prior year quarter. The increase in adjusted net income available to common stockholders mostly stems from higher underwriting and net investment income.

Revenues
Revenue was $380.2 million, up 12.0% from the prior year quarter and core revenue was $379.2 million, up 12.5% from the prior year quarter. The increase in core revenue primarily stems from higher net premiums earned and net investment income, partly offset by lower commission revenue.

Direct premiums written were $578.3 million, up 5.7% from the prior year quarter. The increase stems from 0.9% growth in Florida and 30.1% growth in other states. Overall growth mostly reflects higher rates, inflation adjustments and higher policies in force.

Direct premiums earned were $490.6 million, up 5.9% from the prior year quarter. The increase stems from direct premiums written growth over the past twelve months.

The ceded premium ratio was 29.7%, down from 34.5% in the prior year quarter. The decrease primarily reflects efficiencies associated with the 2023-2024 reinsurance program, which was in place through May 31, 2024, including the benefits of the Reinsurance to Assist Policyholders (RAP) layer and multi-year reinsurance, partly offset by a modestly higher ceded premium ratio associated with the 2024-2025 reinsurance program, which incepted on June 1, 2024.

Net premiums earned were $345.0 million, up 13.7% from the prior year quarter. The increase is primarily attributable to higher direct premiums earned and a lower ceded premium ratio, as described above.

Net investment income was $14.7 million, up from $11.3 million in the prior year quarter. The increase primarily stems from higher fixed income reinvestment yields and higher yields on cash.

Commissions, policy fees and other revenue were $19.6 million, down 12.7% from the prior year quarter. The decrease primarily reflects commissions earned on Hurricane Ian related reinstatement premiums in the prior year quarter.

Margins
The operating income margin was 13.0%, up from an operating income margin of 11.5% in the prior year quarter. The adjusted operating income margin was 12.8%, up from an adjusted operating income margin of 10.8% in the prior year quarter. The higher adjusted operating income margin primarily reflects a lower net combined ratio and higher net investment income, partly offset by lower commission revenue.

The net loss ratio was 70.6%, down 3.2 points compared to the prior year quarter. The decrease primarily reflects higher net premiums earned associated with lower reinsurance costs in the current year quarter and a lack of reserve development in the current year quarter.

The net expense ratio was 25.3%, unchanged from the prior year quarter.

The net combined ratio was 95.9%, down 3.2 points compared to the prior year quarter. The decrease reflects a lower net loss ratio, as described above.

Capital Deployment
During the second quarter, the Company repurchased approximately 274 thousand shares at an aggregate cost of $5.3 million. The Company’s current share repurchase authorization program has approximately $14.7 million remaining.

On July 11, 2024, the Board of Directors declared a quarterly cash dividend of 16 cents per share of common stock, payable on August 9, 2024, to shareholders of record as of the close of business on August 2, 2024.

Conference Call and Webcast
•Friday, July 26, 2024 at 10:00 a.m. ET
•Investors and other interested parties may listen to the call by accessing the online, real-time webcast at universalinsuranceholdings.com/investors or by registering in advance via teleconference at https://register.vevent.com/register/BI717d7ee869b64db08f781e3de2dccf31. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. An online replay of the call will be available at universalinsuranceholdings.com/investors soon after the investor call concludes.

About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company providing property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We provide insurance products in the United States through both our appointed independent agents and our direct online distribution channels, primarily in Florida. Learn more at universalinsuranceholdings.com or get an insurance quote at clovered.com.

Non-GAAP Financial Measures and Key Performance Indicators
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including core revenue, adjusted net income attributable to common stockholders and diluted adjusted earnings (loss) per common share, which exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) on investments. Adjusted operating income and adjusted operating income margin exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) on investments and interest and amortization of debt issuance costs. Adjusted common stockholders’ equity and adjusted book value per share exclude accumulated other comprehensive income (AOCI), net of taxes. Adjusted return on common equity excludes after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments from the numerator and AOCI, net of taxes, and current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments from the denominator. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures are meaningful, as they allow investors to evaluate underlying revenue and profitability trends and enhance comparability across periods. When considered together with the GAAP financial measures, management believes these metrics provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s operational performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP. For more information regarding our key performance indicators, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Performance Indicators” in our forthcoming Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “Risk Factors” and “Liquidity and Capital Resources” in our 2023 Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investors/Media:
Arash Soleimani, CFA, CPA, CPCU, ARe
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	June 30,	December 31,
	2024	2023
ASSETS:
Invested Assets
Fixed maturities, at fair value	$1,215,630	$1,064,330
Equity securities, at fair value	75,834	80,495
Other investments, at fair value	10,434	10,434
Investment real estate, net	5,523	5,525
Total invested assets	1,307,421	1,160,784
Cash and cash equivalents	283,264	397,306
Restricted cash and cash equivalents	68,635	2,635
Prepaid reinsurance premiums	575,620	236,254
Reinsurance recoverable	130,900	219,102
Premiums receivable, net	87,169	77,064
Property and equipment, net	49,306	47,628
Deferred policy acquisition costs	117,144	109,985
Goodwill	2,319	2,319
Other assets	56,757	63,484
TOTAL ASSETS	$2,678,535	$2,316,561

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$344,648	$510,117
Unearned premiums	1,042,283	990,559
Advance premium	73,402	48,660
Reinsurance payable, net	648,961	191,850
Long-term debt, net	101,625	102,006
Other liabilities	74,379	132,072
Total liabilities	2,285,298	1,975,264
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock ($0.01 par value)[2]	—	—
Common stock ($0.01 par value)[3]	472	472
Treasury shares, at cost - 18,785 and 18,303	(270,542)	(260,779)
Additional paid-in capital	118,795	115,086
Accumulated other comprehensive income (loss), net of taxes	(75,718)	(74,172)
Retained earnings	620,230	560,690
Total stockholders' equity	393,237	341,297
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,678,535	$2,316,561

Notes:
[2] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; Issued - 10 and 10 shares; Outstanding - 10 and 10 shares; Minimum liquidation preference - $9.99 and $9.99 per share.

[3] Common stock ($0.01 par value): Authorized - 55,000 shares; Issued - 47,298 and 47,269 shares; Outstanding 28,513 and 28,966 shares.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
REVENUES
Net premiums earned	$344,958	$303,274	$678,983	$585,498
Net investment income	14,660	11,282	28,183	21,980
Net realized gains (losses) on investments	(311)	882	(388)	94
Net change in unrealized gains (losses) on investments	1,355	1,731	4,461	2,688
Commission revenue	11,679	14,986	22,712	32,268
Policy fees	5,576	5,384	9,981	9,551
Other revenue	2,297	2,031	4,241	3,999
Total revenues	380,214	339,570	748,173	656,078

EXPENSES
Losses and loss adjustment expenses	243,572	223,727	483,759	429,881
Policy acquisition costs	56,615	52,006	111,435	103,697
Other operating expenses	30,499	24,669	54,345	48,905
Total operating costs and expenses	330,686	300,402	649,539	582,483
Interest and amortization of debt issuance costs	1,623	1,629	3,245	3,265
Income before income tax expense	47,905	37,539	95,389	70,330
Income tax expense	12,489	8,973	26,316	17,591
NET INCOME	$35,416	$28,566	$69,073	$52,739

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Weighted average common shares outstanding - basic	28,600	30,265	28,734	30,323
Weighted average common shares outstanding - diluted	29,308	30,659	29,369	30,633
Shares outstanding, end of period	28,513	30,080	28,513	30,080
Basic earnings per common share	$1.24	$0.94	$2.40	$1.74
Diluted earnings per common share	$1.21	$0.93	$2.35	$1.72
Cash dividend declared per common share	$0.16	$0.16	$0.32	$0.32
Book value per share, end of period	$13.79	$11.12	$13.79	$11.12
Annualized return on average common equity (ROCE)	37.4%	34.8%	37.6%	33.9%

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In Force data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Premiums
Direct premiums written - Florida	$461,018	$456,984	$815,843	$794,349
Direct premiums written - Other States	117,249	90,142	208,603	162,879
Direct premiums written - Total	$578,267	$547,126	$1,024,446	$957,228
Direct premiums earned	$490,649	$463,324	$972,721	$918,692
Net premiums earned	$344,958	$303,274	$678,983	$585,498

Underwriting Ratios - Net
Loss and loss adjustment expense ratio	70.6%	73.8%	71.2%	73.4%
General and administrative expense ratio	25.3%	25.3%	24.5%	26.1%
Policy acquisition cost ratio	16.4%	17.2%	16.4%	17.7%
Other operating expense ratio	8.9%	8.1%	8.1%	8.4%
Combined ratio	95.9%	99.1%	95.7%	99.5%

	As of
	June 30,
	2024	2023
Policies in force
Florida	572,860	576,407
Other States	260,573	233,278
Total	833,433	809,685

Premiums in force
Florida	$1,597,080	$1,549,410
Other States	402,625	329,643
Total	$1,999,705	$1,879,053

Total Insured Value
Florida	$188,408,742	$192,324,456
Other States	149,623,623	126,539,944
Total	$338,032,365	$318,864,400

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

GAAP revenue to core revenue
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
GAAP revenue	$380,214	$339,570	$748,173	$656,078
less: Net realized gains (losses) on investments	(311)	882	(388)	94
less: Net change in unrealized gains (losses) on investments	1,355	1,731	4,461	2,688
Core revenue	$379,170	$336,957	$744,100	$653,296

GAAP operating income to adjusted operating income
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
GAAP income before income tax expense	$47,905	$37,539	$95,389	$70,330
add: Interest and amortization of debt issuance costs	1,623	1,629	3,245	3,265
GAAP operating income	49,528	39,168	98,634	73,595
less: Net realized gains (losses) on investments	(311)	882	(388)	94
less: Net change in unrealized gains (losses) on investments	1,355	1,731	4,461	2,688
Adjusted operating income	$48,484	$36,555	$94,561	$70,813

GAAP operating income margin to adjusted operating income margin
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
GAAP operating income (a)	$49,528	$39,168	$98,634	$73,595
GAAP revenue (b)	380,214	339,570	748,173	656,078
GAAP operating income margin (a÷b)	13.0%	11.5%	13.2%	11.2%
Adjusted operating income (c)	48,484	36,555	94,561	70,813
Core revenue (d)	379,170	336,957	744,100	653,296
Adjusted operating income margin (c÷d)	12.8%	10.8%	12.7%	10.8%

GAAP net income (NI) to adjusted NI available to common stockholders
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
GAAP NI	$35,416	$28,566	$69,073	$52,739
less: Preferred dividends	2	2	5	5
GAAP NI available to common stockholders (e)	35,414	28,564	69,068	52,734
less: Net realized gains (losses) on investments	(311)	882	(388)	94
less: Net change in unrealized gains (losses) on investments	1,355	1,731	4,461	2,688
add: Income tax effect on above adjustments	257	643	1,002	684
Adjusted NI available to common stockholders (f)	$34,627	$26,594	$65,997	$50,636

Weighted average diluted common shares outstanding (g)	29,308	30,659	29,369	30,633
Diluted earnings per common share (e÷g)	$1.21	$0.93	$2.35	$1.72
Diluted adjusted earnings per common share (f÷g)	$1.18	$0.87	$2.25	$1.65

GAAP stockholders’ equity to adjusted common stockholders’ equity
	As of
	June 30,	June 30,	December 31,
	2024	2023	2023
GAAP stockholders’ equity	$393,237	$334,672	$341,297
less: Preferred equity	100	100	100
Common stockholders’ equity (h)	393,137	334,572	341,197
less: Accumulated other comprehensive (loss), net of taxes	(75,718)	(95,857)	(74,172)
Adjusted common stockholders’ equity (i)	$468,855	$430,429	$415,369

Common shares outstanding (j)	28,513	30,080	28,966
Book value per common share (h÷j)	$13.79	$11.12	$11.78
Adjusted book value per common share (i÷j)	$16.44	$14.31	$14.34

GAAP return on common equity (ROCE) to adjusted ROCE
	Three Months Ended		Six Months Ended		Year Ended
	June 30,		June 30,		December 31,
	2024	2023	2024	2023	2023
Actual or Annualized NI available to common stockholders (k)	$141,656	$114,256	$138,136	$105,468	$66,813
Average common stockholders’ equity (l)	378,851	328,139	367,167	311,184	314,497
ROCE (k÷l)	37.4%	34.8%	37.6%	33.9%	21.2%
Annualized adjusted NI available to common stockholders (m)	$138,508	$106,376	$131,994	$101,272	$58,657

Adjusted average common stockholders’ equity[4] (n)	454,673	420,078	440,577	409,955	399,396
Adjusted ROCE (m÷n)	30.5%	25.3%	30.0%	24.7%	14.7%

[4] Adjusted average common stockholders’ equity excludes current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments.